Exhibit 10.1

DIRECTOR AND OFFICER INDEMNIFICATION AGREEMENT

This AGREEMENT (this “Agreement”) is made effective as of December 10, 2009, by and between TechTeam Global, Inc, a Delaware corporation (the "Corporation"), and _______________, a natural person ("Indemnitee"). Each of the Corporation and the Indemnitee is sometimes referred to herein as a “Party” and collectively as the “Parties.”

WHEREAS, Indemnitee serves in an Official Capacity (defined below) and as such is performing a valuable service for the Corporation;

WHEREAS, Indemnitee has certain rights to indemnification under the Governing Documents (as defined herein) and the Delaware General Corporation Law, as amended (“DGCL”), which are not exclusive, and it is within the power of the Corporation to enter into indemnification agreements with persons serving in an Official Capacity;

WHEREAS, the Corporation's Board of Directors has determined that the policy of the Corporation is to indemnify the Corporation's directors, officers, employees and agents against Expenses and Liabilities (as defined herein) incurred by reason of their Official Capacity;

WHEREAS, the Board of Directors of the Corporation has determined that the foregoing indemnification policy is important to the recruitment and retention of qualified, competent officers and directors to serve the Corporation, and is therefore in the best interests of the Corporation;

WHEREAS, the Corporation's Board of Directors has determined that it is appropriate and in the best interests of the Corporation to offer an indemnification agreement substantially the same as this Agreement to persons serving in an Official Capacity; and

WHEREAS, the Corporation and Indemnitee desire to enter into this Agreement to provide to Indemnitee additional rights to indemnification in consideration of Indemnitee's continued service in an Official Capacity;

NOW, THEREFORE, in consideration of Indemnitee's service or continued service to the Corporation in Indemnitee's Official Capacity (as defined herein), and the promises and agreements contained herein and intending to be legally bound hereby, the Parties hereto agree as follows:

1.           Certain Definitions.  For purposes of this Agreement, the following definitions shall apply to the referenced words or terms:

(a)           "Arbitration" in the context of a Proceeding (as defined herein) shall mean any alternative dispute resolution procedure or process.

(b)           "D&O Insurance" means directors’ and officers’ liability insurance.

(c)           "Expenses" shall include all direct and indirect costs (including, without limitation, all attorneys' fees and retainers, and related disbursements, expert witness and advisory fees and related disbursements, and other out-of-pocket costs) actually and reasonably incurred or to be incurred by Indemnitee in connection with (i) the investigation, defense or appeal of a Proceeding, (ii) serving as an actual or prospective witness in any matter arising out of, or in any way related to, Indemnitee's Official Capacity, (iii) any voluntary or required interviews or depositions with respect to any matter arising out of, or in any way related to, Indemnitee's Official Capacity, and (iv) any Permitted Action (as defined herein) brought against the Corporation by Indemnitee directly, or by means of impleader, cross-complaint, counterclaim or other proceeding.

(d)           "Governing Documents" shall mean the Certificate of Incorporation and Bylaws of the Corporation, as amended from time to time.

(e)           "Indemnitee's Affiliates" shall mean Indemnitee's spouse, members of Indemnitee's immediate family, and Indemnitee's representative(s), guardian(s), conservator(s) estate, executor(s), administrator(s), and trustee(s), as the case may be, as understood in, or relevant to, the context of a particular provision of this Agreement.

(f)           "Liabilities" shall include judgments, settlements, fines, damages, whether compensatory, punitive or exemplary, ERISA or IRS or other excise taxes, penalties, and all other liabilities of any kind or nature incurred by Indemnitee as a result of a Proceeding.

(g)           "Official Capacity" means Indemnitee's service as an officer and/or director (including serving as a member of any committee of the board of directors), employee or agent of the Corporation or, “at the request of the Corporation” of any Other Enterprise.  For the purposes of this Agreement, Indemnitee's service in Indemnitee's Official Capacity to any Other Enterprise shall be presumed to be service “at the request of the Corporation” unless it is conclusively determined to the contrary by a court of competent jurisdiction. With respect to such presumption, it shall not be necessary for Indemnitee to show any actual or prior request by the Corporation or its Board of Directors for such service to such Other Enterprise.

(h)           "Other Enterprise" shall include without limitation any other corporation, partnership, joint venture, trust, employee benefit plan, or other entity or association of any kind or nature which is controlled by, or affiliated with, the Corporation, or of which the Corporation is a creditor, or sole or partial owner.

(i)           "Permitted Action" includes (i) any Proceeding against the Corporation brought by Indemnitee, alone or with others, in connection with, or related to, the defense by Indemnitee of any Proceeding brought against Indemnitee by a third party, the Corporation, or any Other Enterprise (or brought on behalf of the Corporation, including by means of a derivative action), whether by a separately initiated Proceeding, or impleader, cross-claim, counterclaim, or otherwise; (ii) a Proceeding brought by Indemnitee or Indemnitee's Affiliates to establish or enforce a right of indemnity under this Agreement, an applicable D&O Insurance policy, the Governing Documents, or any other agreement or law pertaining to indemnification of Indemnitee, or to recover Expenses or a Liability of Indemnitee resulting from a Proceeding against Indemnitee; (iii) a Proceeding against the Corporation or any Other Enterprise brought by Indemnitee which is approved in advance by a majority of the Corporation's independent directors, excluding Indemnitee; and (iv) a Proceeding brought by Indemnitee which is required under any law; and with respect to (i) through (iv) above, any of the identified actions shall be considered a Permitted Action regardless of whether Indemnitee is ultimately determined to be entitled to the relief sought.

(j)           "Proceeding" shall include any threatened, pending, actual or completed inquiry, interview, investigation, action, suit, arbitration or other proceeding, whether civil, administrative, criminal, or any other type of proceeding whatsoever, including an appellate action of any kind, brought by (i) the Corporation (or brought on behalf of the Corporation, including a derivative action) against or involving Indemnitee or Indemnitee's Affiliates by reason of, or in any way related to, Indemnitee's Official Capacity; (ii) Indemnitee, against or involving the Corporation or any Other Enterprise by reason of, or in any way related to, Indemnitee's Official Capacity or rights Indemnitee has against the Corporation or any Other Enterprise under this Agreement, the Governing Documents, or any other agreement or law (but only with respect to a Permitted Action); (iii) any third party against or involving Indemnitee or Indemnitee's Affiliates by reason of, or in any way related to, Indemnitee's Official Capacity, directly or by impleader, cross-claim, counterclaim, or other means; or (iv) Indemnitee against any third party, other than the Corporation, by reason of, or in any way related to, Indemnitee's Official Capacity, directly or by impleader, cross claim, counterclaim or other means.

2.           Indemnification.

(a)           Subject only to the provisions of Sections 5 and 7 of this Agreement, the Corporation shall hold harmless and indemnify Indemnitee from and against any and all Expenses and Liabilities with respect to any Proceedings to which Indemnitee may be subject by reason of Indemnitee's Official Capacity with the Corporation or any Other Enterprise to the fullest extent permitted by the DGCL, the Governing Documents and this Agreement as the DGCL and the Governing Documents may be hereafter amended, modified or interpreted subsequent to the execution of this Agreement (but only to the extent that such amendment, modification or interpretation permits the Corporation to provide broader indemnification rights than the DGCL and the Governing Documents permitted prior to adoption of such amendment or modification or the issuance of such interpretation).

(b)           Notwithstanding any other provisions of this Agreement, if Indemnitee is the subject of a Proceeding by reason of, or in any way related to, Indemnitee's Official Capacity, and is successful in the defense of (i) the entire Proceeding, or (ii) one or more claims brought as part of the Proceeding, the Indemnitee shall be fully indemnified by the Corporation as to all Expenses incurred with respect to the Proceeding, or the particular claims, as the case may be.

(c)           If a Proceeding against Indemnitee includes a claim against (i) one or more of Indemnitee's Affiliates, or (ii) a property interest of one or more of Indemnitee's Affiliates, and such Proceeding against Indemnitee is by reason of, or in any way related to, Indemnitee's Official Capacity with the Corporation or any Other Enterprise, this Agreement shall also include indemnification of the Indemnitee's Affiliates with respect to their Expenses and Liability, assuming that Indemnitee would have been entitled to indemnification under Section 2(a) if the Proceeding had been brought directly against Indemnitee. The Expenses of such Indemnitee Affiliate shall be advanced pursuant to Section 5 to the extent Indemnitee would have been entitled to advancement of Expenses had the Proceeding been directly against Indemnitee.

(d)           The Corporation and Indemnitee acknowledge that state or federal law or regulations, or applicable public policy, may prohibit the Corporation from indemnifying Indemnitee with respect to a Proceeding, or one or more claims in a Proceeding under this Agreement or otherwise.

3.           Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for any portion of Expenses or Liability incurred in connection with any Proceeding, but not for all of the Expenses or Liability incurred in connection with any Proceeding, the Corporation shall nevertheless indemnify Indemnitee for the portion of such Expenses and Liability to which Indemnitee is entitled.

4.           Contribution.

(a)           Whether or not the indemnification provided in Sections 2 and 3 hereof is available, in respect of any Proceeding in which the Corporation is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Corporation shall pay, in the first instance, the entire amount of any judgment or settlement of such Proceeding without requiring Indemnitee to contribute to such payment and the Corporation hereby waives and relinquishes any right of contribution it may have against Indemnitee.  The Corporation shall not enter into any settlement of any Proceeding in which the Corporation is jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

(b)           The Corporation hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors or employees of the Corporation other than Indemnitee, who may be jointly liable with Indemnitee.

(c)           To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Corporation, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for Liabilities and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Corporation and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Corporation (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

5.           Advancement of Expenses.

(a)           Until the assumption of the defense of a Proceeding by the Corporation pursuant to Section 7 of this Agreement or after Indemnitee's employment of separate counsel at Indemnittee’s expense as permitted under Section 7, expenses of Indemnitee in defending or responding to a Proceeding shall be paid by the Corporation, within fifteen (15) days of the receipt of invoices therefor from Indemnitee, in advance of the final disposition of such Proceeding.

(b)           Expenses of Indemnitee in prosecuting a Permitted Action shall be paid by the Corporation within fifteen (15) days of the receipt of invoices therefor from Indemnitee, in advance of the final disposition of such Permitted Action.

(c)           Indemnitee's initial submission of an invoice for reimbursement of Expenses incurred in connection with, or related to, any Proceeding shall be accompanied by a written undertaking by or on behalf of Indemnitee to repay all or a portion of the amounts advanced, if it shall be determined by a final adjudication of a court or administrative agency having jurisdiction in the matter that Indemnitee is not entitled to indemnification by the Corporation with respect to all or a portion of the advanced Expenses.

(d)           Notwithstanding the foregoing, in no event shall any advance be made in instances where the Corporation’s Board of Directors or independent legal counsel reasonably determines that such Indemnitee knowingly breached his or her duty to the Corporation or its shareholders.

6.           Maintenance of D&O Insurance.

(a)           The Corporation represents that it presently has in force and effect D&O Insurance coverage under the policies with the insurance carriers, and in the amounts set forth on Attachment A (the "Insurance Policies").

(b)           Subject only to the provisions of Section 6(c) hereof, the Corporation agrees that, so long as Indemnitee shall continue to serve in an Official Capacity, and thereafter for so long as Indemnitee shall be subject to any possible Proceeding in any way related to Indemnitee's Official Capacity, the Corporation shall, at its sole expense, purchase and maintain in effect for the benefit of Indemnitee one or more valid, binding and enforceable policies of D&O Insurance providing, in all respects, coverage at least comparable to that presently provided pursuant to the Insurance Policies.  All decisions as to whether and to what extent the Corporation maintains D&O Insurance shall be made by the Board of Directors of the Corporation.

(c)           The Corporation shall not be required to maintain D&O Insurance coverage at least comparable to that provided by the Insurance Policies if (i) said Insurance is not available, or (ii) in the reasonable business judgment of a two-thirds majority of the directors of the Corporation, the premium cost for such insurance is substantially disproportionate to the benefits of such coverage.  In making any determination to eliminate or reduce coverage, the Board of Directors shall seek the advice of independent legal counsel or other advisors experienced in the review and analysis of D&O Insurance coverage.

(d)           Promptly after (i) learning of facts and circumstances which may give rise to a Proceeding, the Corporation shall notify its D&O Insurance carriers, if such notice is required by the applicable insurance policies, and any other insurance carrier providing applicable insurance coverage to the Corporation, of such facts and circumstances, or (ii) receiving notice of a Proceeding, whether from Indemnitee, or otherwise, the Corporation shall give prompt notice to its D&O Insurance carriers, and any other insurance carriers providing applicable insurance coverage to the Corporation, in accordance with the requirements of the respective insurance policies. The Corporation shall, thereafter, take all appropriate action to cause such insurance carriers to pay on behalf of Indemnitee, all Expenses incurred or to be incurred, and liability incurred, by Indemnitee with respect to such Proceeding, in accordance with the terms of the applicable insurance policies.

7.           Notification to Corporation by Indemnitee of a Proceeding or Permitted Action; Defense of Proceeding by Corporation.

(a)           Promptly after receipt by Indemnitee of notice of the commencement of a Proceeding or Permitted Action, Indemnitee will, if a claim for indemnification with respect thereto is to be made by Indemnitee against the Corporation under this Agreement, or otherwise, notify the Corporation of such Proceeding or Permitted Action; but the omission so to notify the Corporation will not relieve the Corporation from any liability which it may have to Indemnitee under this Agreement.

(b)           With respect to a Proceeding of which the Corporation has notice pursuant to Section 7(a) or otherwise:

(i)           Except as otherwise provided below, the Corporation shall, alone or jointly with any other indemnifying party, assume the defense thereof, with counsel reasonably satisfactory to Indemnitee. From and after the Corporation's assumption of the defense of the Proceeding, the Corporation shall not be liable to Indemnitee under this Agreement for any Expenses subsequently incurred by Indemnitee in connection with the defense of such Proceeding.

(ii)           Indemnitee shall have the right, in addition to the rights set forth in Section 7(a)(i) related to approval of counsel, to employ Indemnitee's own counsel in the defense of the Proceeding, but the fees and expenses of such counsel incurred after the Corporation has assumed the defense of such Proceeding, shall be at the expense of Indemnitee unless (I) the employment of counsel by Indemnitee has been authorized by a majority of the directors of the Corporation, excluding Indemnitee, (II) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Corporation and Indemnitee in the conduct of the defense of the Proceeding, and such conclusion is supported by an opinion of counsel, or (III) the Corporation shall not in fact have timely employed counsel to assume the defense of the Proceeding, in each of which cases the Expenses of Indemnitee shall be advanced by the Corporation pursuant to Section 5 and indemnified pursuant to Section 2.

(c)           The Corporation shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding or Permitted Action affected without the Corporation's prior written consent, which consent shall be determined by majority vote of the Corporation's directors, excluding Indemnitee. The Corporation shall not settle any action or claim in any manner which would impose any penalty, limitation, Expense or Liability on Indemnitee without Indemnitee's prior written consent. Neither the Corporation nor Indemnitee will unreasonably withhold their consent to any proposed settlement.

8.           No Obligation or Right of Indemnitee or Corporation to Continuation of Indemnitee's Official Capacity.

(a)           The Corporation expressly confirms and agrees that it has entered into this Agreement, and assumed the obligations imposed on the Corporation in this Agreement, in order to induce Indemnitee to serve or continue to serve the Corporation in Indemnitee's Official Capacity, and acknowledges that Indemnitee is relying upon this Agreement in serving or continuing to serve in such Official Capacity. The rights to indemnification and advancement of Expenses created by or provided pursuant to this Agreement are bargained-for conditions of Indemnitee's acceptance and/or maintenance of Indemnitee's Official Capacity with the Corporation. Such rights shall continue after Indemnitee has ceased to serve the Corporation or any Other Enterprise in Indemnitee's Official Capacity, and shall inure to the benefit of Indemnitee and Indemnitee's Affiliates.

(b)           Indemnitee agrees that neither the terms of this Agreement, nor the rights and benefits conferred on the Corporation, any Other Enterprise or Indemnitee under this Agreement, prohibits, limits or in any way restricts the Board of Directors of the Corporation from (i) seeking Indemnitee's resignation from his or her Official Capacity with the Corporation or any Other Enterprise, (ii) removing, or seeking the removal of Indemnitee from his or her Official Capacity with the Corporation or any Other Enterprise, or (iii) declining to re-nominate or re-engage Indemnitee for his or her Official Capacity with the Corporation or any Other Enterprise, nor shall this Agreement be construed or interpreted as creating a contract of employment or other engagement with Indemnitee.

(c)           The Corporation agrees that neither the terms of this Agreement, nor the rights and benefits provided to Indemnitee under this Agreement, prohibit, limit, or restrict in any way, Indemnitee's rights to resign Indemnitee's Official Capacity with the Corporation or any Other Enterprise at any time subsequent to the execution of this Agreement.

9.           Enforcement of this Agreement by Indemnitee or Indemnitee's Affiliates. To the fullest extent permitted by the DGCL or otherwise, Indemnitee and Indemnitee's Affiliates shall have the right to institute a Proceeding to enforce and/or recover damages for breach of the rights of indemnification and advancement of Expenses created by, or provided pursuant to the terms of, this Agreement, the Governing Documents, the DGCL or other applicable law, or any other agreement entered into between Indemnitee and the Corporation subsequent to the execution of this Agreement, and such Proceeding shall be a Permitted Action for purposes of this Agreement.  The burden of proving that indemnification or advances are not appropriate shall be on the Corporation.  Neither the failure of the Corporation (including its Board of Directors or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification or advances are proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor a determination by the Corporation (including its Board of Directors or independent legal counsel) that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. The Indemnitee's Expenses incurred in connection with successfully establishing his right to indemnification or advances, in whole or in part, in any such Proceeding shall also be paid by the Corporation.

10.           Non-attribution of Actions of any Indemnitee to any Other Indemnitee. For purposes of determining whether Indemnitee is entitled to indemnification or advancement of Expenses by the Corporation pursuant to this Agreement or otherwise, the actions or inactions of any other indemnitee or group of indemnitees shall not be attributed to Indemnitee.

11.           Non-Exclusivity. The rights to indemnification and advancement of Expenses provided to Indemnitee pursuant to this Agreement shall not be deemed exclusive of any other rights of indemnification or advancement of Expenses to which Indemnitee may be entitled under any statute, common law, other agreement, the Governing Documents, a vote of shareholders or disinterested directors, insurance policy or otherwise, both as to actions in Indemnitee's Official Capacity, and as to actions in any other capacity while holding Indemnitee's Official Capacity with the Corporation or any Other Enterprise, and shall not limit in any way any right the Corporation may have to create additional or independent or supplementary indemnity obligations for the benefit of Indemnitee.  To the extent that a change in the DGCL or other applicable law (whether by statute or judicial decision), permits greater indemnification by agreement than would be afforded currently under the Governing Documents, it is the intent of the Parties hereto that Indemnitee shall enjoy by this Agreement the greater benefit so afforded by such change.

12.           Severability. Each of the provisions of this Agreement is a separate and distinct agreement independent of the others, and if any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid illegal or unenforceable by a final judgment of a court, administrative agency or arbitration panel, having jurisdiction of the matter, for any reason whatsoever, the remaining provisions of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby. The Parties hereto expressly agree that any provision hereof that is determined to be invalid, illegal or unenforceable shall be construed and modified by the court, administrative agency or arbitration panel finding such provision invalid, illegal or unenforceable to the extent necessary so as to render such provision valid and enforceable as against all persons or entities to the maximum extent permitted by law.  Furthermore, if this Agreement shall be invalidated in its entirety on any ground, then the Corporation shall nevertheless indemnify Indemnitee to the fullest extent permitted by the Governing Documents, the DGCL or any other applicable law.

13.           Governing Law. This Agreement shall be construed, performed and enforced in accordance with the laws of the State of Delaware (without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction) as to all matters, including, but not limited to, matters of validity, construction, effect, performance and remedies.

14.           Consent to Jurisdiction and Venue.

(a)           Each of the Parties irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other Party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware).  Each of the Parties hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement in any court other than the aforesaid courts.

(b)           Each of the Parties hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 14, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by the applicable law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(c)           The Parties agree that the delivery of process or other papers in connection with any such action or proceeding in the manner provided in Section 15 hereof, or in such other manner as may be permitted by applicable Law, shall be valid and sufficient service thereof.

15.           Notices.

(a)           All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) personally delivered to, and receipted for by, the intended receiving Party, or an authorized representative of the intended receiving Party, (ii) mailed by certified or registered mail, postage prepaid, within the United States, on the third business day after the date on which it is mailed, (iii) delivered by reputable overnight courier on the date of delivery evidenced by such carrier, or (iv) transmitted by facsimile machine on the date of receipt indicated by recipient's facsimile machine.

(b)           Such notices shall be given as follows:

(i)           If to Indemnitee to the following address or facsimile number, or such other address or facsimile number as Indemnitee may furnish in writing to the Corporation:

[INSERT ADDRESS AND FACSIMILE NUMBER]

(ii)    If to the Corporation to:

TechTeam Global, Inc.
27335 West 11 Mile Road
Southfield, MI 48033
Facsimile No.: (248) 357-2570
Attention: General Counsel

16.           Modification. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing and signed by both of the Parties hereto.

17.           Survival. The provisions of this Agreement shall survive the termination of Indemnitee's Official Capacity with the Corporation, and inure to the benefit of Indemnitee and Indemnitee's Affiliates.  The Corporation shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.

18.           Subrogation. In the event of payment of Expenses or Liabilities pursuant to this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee and Indemnitee's Affiliates against any person or organization. Indemnitee and Indemnitee's Affiliates shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Corporation effectively to bring a Proceeding to enforce such rights.

19.           Binding Effect; Successors. This Agreement shall be binding upon and inure to the benefit of, and be enforceable by, the Corporation, Indemnitee and Indemnitee's Affiliates, and their respective successors in interest, including with respect to the Corporation, succession by purchase, merger, consolidation, or sale of substantially all of the business and/or assets of the Corporation. The Corporation shall require and cause any successor entity to all, substantially all, or a substantial part of, the business and/or assets of the Corporation, by written agreement to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform this Agreement if no succession had taken place.

20.           Prior Agreements; Conflict With Governing Documents. This Agreement shall supersede and replace any other agreement among the Parties hereto executed prior to the date of this Agreement with respect to the subject matter hereof. To the fullest extent permitted by law, in the event of a conflict between the terms of this Agreement and the terms of the Governing Documents, the terms of this Agreement shall prevail.

21.           Headings. The section headings contained in this Agreement are for reference purposes only and shall not effect in any way the meaning or interpretation of this Agreement.

22.           Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. In the event that any signature to this Agreement is delivered by facsimile transmission or by e-mail delivery of a portable document format (.pdf or similar format) data file, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. This Agreement shall become effective when each Party hereto shall have received a counterpart hereof signed by all of the other Parties hereto. Until and unless each Party has received a counterpart hereof signed by the other Party hereto, this Agreement shall have no effect and no Party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement and affixed their signatures hereto as of the date first above written.

TECHTEAM GLOBAL, INC.

By:	_______________________
Name:	Michael A. Sosin
Title:	Corporate Vice President, General Counsel and Secretary

____________________________
Indemnitee:

ATTACHMENT A

Primary Policy:

National Union Fire Insurance Co. of Pittsburg, Policy No. 02-778-16-86, Effective Dates July 1, 2009 to June 30, 2010, Limit of Liability $10,000,000.

Excess Policies:

Travelers Insurance Company, Policy No. EC01202121, Effective Dates July 1, 2009 to June 30, 2010, Limit of Liability $10,000,000 excess of $10,000,000.

Great American Insurance Company, Policy No. NSX5236581, Effective Dates July 1, 2009 to June 30, 2010, Limit of Liability $5,000,000 excess of $20,000,000.

Side A Coverage

Federal Insurance Company, Policy No. 8208-6382, Effective Dates July 1, 2009 to June 30, 2010, Limit of Liability $5,000,000.